                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

                                   BIOTRANSPLANT INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           BIOTRANSPLANT INCORPORATED
                           BUILDING 75, THIRD AVENUE
                             CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 9, 2001

    The 2001 Annual Meeting of Stockholders of BioTransplant Incorporated (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on July 9, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

1.  To elect seven directors for the ensuing year.

2. To approve an amendment to the Company's 1997 Stock Incentive Plan increasing from 1,500,000 to 3,500,000 the number of shares of common stock reserved for issuance under the plan.

3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for 2001.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on May 11, 2001 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          STEVEN D. SINGER
                                          SECRETARY

Charlestown, Massachusetts
June 5, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           BIOTRANSPLANT INCORPORATED
                           BUILDING 75, THIRD AVENUE
                             CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 9, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioTransplant Incorporated
("BioTransplant," or the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on July 9, 2001 (the "Annual Meeting") and at any adjournment of that meeting.

    All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

    The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about June 5, 2001.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS AMENDED, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE VICE PRESIDENT OF FINANCE, BIOTRANSPLANT INCORPORATED, BUILDING 75, THIRD AVENUE, CHARLESTOWN NAVY YARD, CHARLESTOWN, MASSACHUSETTS 02129.

VOTING SECURITIES AND VOTES REQUIRED

    On May 11, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 11,800,223 shares of common stock of the Company, $.01 par value per share. Each share is entitled to one vote.

    Under the Company's Bylaws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

    If a quorum is present, the affirmative vote of the holders of a plurality of the shares of common stock present (in person or by proxy) and entitled to vote is required for the election of directors and the affirmative vote of the holders of a majority of the shares of common stock present (in person or by proxy) and entitled to vote is required for the approval of each of the other matters to be voted upon.

    For purposes of tabulating the vote, abstentions will be treated as shares that are present and entitled to vote. Accordingly, an abstention will have the same effect as a vote against the matter. In addition, if a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to that particular matter. Accordingly, a "broker non-vote" will have no effect on the outcome of the voting on such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the number of shares of the Company's common stock beneficially owned as of May 15, 2001 by:

    - each person that beneficially owns more than 5% of the outstanding shares of common stock of the Company;

    - each director of the Company;

    - the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers"); and

    - the Company's executive officers and directors as a group.

    The number of shares of common stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares which the individual has the right to acquire within 60 days after May 15, 2001 through the exercise of any stock option, warrant or other similar right. Unless otherwise indicated, each person has sole investment or voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

    On May 15, 2001, the Company acquired Eligix, Inc. in a stock-for-stock merger pursuant to which Eligix became a wholly-owned subsidiary of the Company. In connection with the merger, each outstanding share of capital stock of Eligix was converted into a number of shares of common stock of the Company based upon an exchange ratio. The information set forth in the following table is presented on a post-merger basis after giving affect to the shares of the Company's common stock issued in the merger.

                                                                             PERCENTAGE OF
                                                               NUMBER OF        COMMON
                                                                 SHARES          STOCK
                                                              BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED           OWNED
------------------------                                      ------------   -------------
5% BENEFICIAL OWNERS
Entities affiliated with InterWest Partners V, L.P.(1)......   1,218,774          7.3%
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025

The Wallace H. Coulter Foundation(2)........................   1,013,924          6.1
  790 NW 107th Avenue, Suite 215
  Miami, FL 33172

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Elliot Lebowitz, Ph.D.(3)...................................     386,062          2.2
James C. Foster, J.D.(4)....................................      24,606        *
Daniel O. Hauser(5).........................................      15,375        *
Walter C. Ogier(6)..........................................     112,560        *
Arnold L. Oronsky, Ph.D.(7).................................   1,214,882          7.3
Michael S. Perry, D.V.M., Ph.D.(8)..........................       7,500        *
Susan M. Racher(2)..........................................   1,013,924          6.1
James Hope, Ph.D.(9)........................................      85,007        *
Julia L. Greenstein, Ph.D.(10)..............................     114,832        *
Mary White-Scharf, Ph.D.(11)................................     114,110        *
Howard Grossberg, M.D.(12)..................................      12,500        *
All directors and executive officers as a group (16
  individuals)(13)..........................................   3,276,738         16.5

------------------------

* Beneficial ownership does not exceed 1% of the outstanding shares of common stock.

(1) Represents shares held by InterWest Partners V, L.P., InterWest Investors V, InterWest Partners VI, L.P. and InterWest Investors VI, L.P.

(2) Susan Racher, a director of BioTransplant, is the Chief Financial Officer of the Wallace H. Coulter Foundation and may be deemed to exercise voting and investment control with respect to shares held by the Foundation.
    Ms. Racher disclaims beneficial ownership of these shares.

(3) Includes 311,988 shares of common stock which Dr. Lebowitz has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options.

(4) Includes 2,856 shares of common stock owned by Charles River
    Laboratories, Inc. Mr. Foster, a director of BioTransplant, is the President and Chief Executive Officer of Charles River Laboratories and may be deemed to beneficially own the shares held of record by Charles River Laboratories, although he disclaims beneficial ownership. Also includes 9,250 shares of common stock which Mr. Foster has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options.

(5) Includes 14,750 shares of common stock which Dr. Hauser has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options.

(6) Includes 112,560 shares of common stock which Mr. Ogier has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options. Does not include 162,295 shares which Mr. Ogier has the right to receive pursuant to the Eligix Management Equity Incentive Plan which was assumed by the Company in the merger. These 162,295 shares are subject to repurchase by the Company in accordance with a vesting schedule if Mr. Ogier's employment is terminated by the Company for cause or by Mr. Ogier without good reason.

(7) Arnold L. Oronsky, a director of BioTransplant, is general partner of InterWest Management Partners V, L.P., the sole general partner of InterWest Partners V, L.P. Dr. Oronsky also serves as Managing Director of InterWest Management Partners VI, L.L.C., the sole general partner of InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Dr. Oronsky, together with the other general partners of InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P., respectively, shares voting and investment control with respect to the shares owned by InterWest Partners V, L.P., InterWest Partner VI, L.P. and InterWest Investors VI, L.P. Dr. Oronsky disclaims beneficial ownership of the shares held by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. except to the extent of his pecuniary interest therein.

(8) Includes 7,500 shares of common stock which Dr. Perry has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options.

(9) Includes 84,707 shares of common stock which Dr. Hope has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options. Includes 300 shares of common stock owned by Dr. Hope's minor children.

(10) Represents 114,832 shares of common stock which Dr. Greenstein has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options. Dr. Greenstein resigned as Senior Vice President, Research of BioTransplant, effective January 1, 2001, in order to assume the position of Chief Executive Officer of Immerge BioTherapeutics AG and Immerge BioTherapeutics, Inc., the operating entities of BioTransplant's joint venture with Novartis. Dr. Greenstein continues to serve as an employee of BioTransplant but no longer has the duties or title of an officer.

(11) Includes 102,359 shares of common stock which Dr. White-Scharf has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options. Also includes 600 shares of common stock owned by Dr. White-Scharf's minor children.

(12) Represents 12,500 shares of common stock which Dr. Grossberg has the right to acquire within 60 days of May 15, 2001 upon the exercise of stock options. Dr. Grossberg resigned from the Company in February 2001 and now serves as a consultant to BioTransplant.

(13) Includes 3,174,632 shares of common stock which all directors and executive officers as a group may acquire upon the exercise of outstanding stock options and warrants exercisable within 60 days of May 15, 2001. Does not include 649,180 shares of common stock which certain executive officers have the right to receive pursuant to the Eligix Management Equity Incentive Plan. All of these shares, when issued, will be subject to repurchase by the Company in accordance with a vesting schedule if the Company terminates the executive officer with cause or if the employee terminates his or her employment with the Company without good reason.

                             ELECTION OF DIRECTORS

    The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below.

    Each director will be elected to hold office until the 2002 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

    Set forth below are the name and age of each nominee for member of the Board of Directors, and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and, if applicable, the year of the commencement of his or her term as a director of the Company. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of May 15, 2001, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management." There are no family relationships between or among any officers or directors of the Company.

                             NOMINEES FOR DIRECTOR

    ELLIOT LEBOWITZ, PH.D., age 60, has served as Chairman, Chief Executive Officer and as a member of the Board of Directors of BioTransplant since
April 1991 and served as President of BioTransplant from April 1991 until May 2001. From 1985 to 1991, he served as Vice President for Research and Development at C.R. Bard, Inc., a medical device company, directing internal and collaborative research and development programs for Bard's Vascular Systems, Cardiosurgery and Cardiopulmonary Divisions. From 1981 until 1985, Dr. Lebowitz served as Director of Long Range Research and Development at DuPont Corporation, a diversified health care company, developing immunopharmaceuticals. From 1977 until 1981, he served as Division Manager of the Medical Products Division of New England Nuclear Corporation, which developed, manufactured and sold radiopharmaceuticals for in vivo diagnosis. Earlier in his career, Dr. Lebowitz served at Brookhaven National Laboratories, a United States Department of Energy research facility, where he developed Thallium-201, a radiopharmaceutical for the diagnosis of coronary artery disease. Dr. Lebowitz was a founder of Diagnostic Isotopes, Inc., a radiopharmaceutical company which was subsequently acquired by Hoffmann-La Roche Inc., a pharmaceutical company. He was also a founder of Procept, Inc., a biopharmaceutical company which focused on rational drug design. He holds a B.A. from Columbia College and a Ph.D. from Columbia University.

    JAMES C. FOSTER, J.D., age 50, has served as a director of BioTransplant since February 1992. Since 1992, he has served as President and Chief Executive Officer of Charles River Laboratories, Inc., or CRL, a supplier of research animals and animal-related products and services. Previously, he served in various other capacities with CRL. Mr. Foster currently serves as a director of CRL. Mr. Foster received his B.S. in psychology from Lake Forest College, his J.D. from the Boston University School of Law and his M.A. in Science and Management from the Massachusetts Institute of Technology.

    DANIEL O. HAUSER, PH.D., age 63, has served as a director of BioTransplant since January 1994. Dr. Hauser is currently retired. From 1997 to 1998, he served as the Senior Vice President of Preclinical Development & Project Management, Operations in the United States for Novartis AG, a pharmaceutical corporation. From 1992 until December 1996, he served as President of Sandoz Research Institute and as Senior Vice President of Research and Development for Sandoz Pharmaceutical Corporation, the predecessor of Novartis. From 1965 to 1992, he served in various positions at the Pharma Division of Sandoz
Pharma Ltd. (Switzerland), including Senior Vice President from 1985 to 1992. Dr. Hauser received his M.S. and Ph.D. in chemistry from the Swiss Federal

Institute of Technology (Switzerland) and was a Post-doctoral Research Fellow in the Department of Chemistry at the Israel Institute of Technology (Haifa).

    WALTER C. OGIER, age 44, has served as President, Chief Operating Officer and as a member of the Board of Directors of BioTransplant since May 2001. From November 1997 until May 2001, Mr. Ogier served as President and Chief Executive Officer and as a member of the board of directors of Eligix, Inc., a private biomedical company engaged in the research and development of cellular therapies to enhance human immune response in cancers, autoimmune diseases and solid organ transplantation. Eligix was acquired by BioTransplant in May 2001. From 1994 to 1997, he served as Vice President, Marketing and, initially, Director of Marketing, at Aastrom Biosciences, Inc., a cell therapy company. From 1987 to 1994, Mr. Ogier held various management positions with Baxter Healthcare Corporation's Immunotherapy and Fenwal divisions. He has also served from 1986 to 1987 as a financial analyst at Roger G. Ibbotson and Associates, a financial investment consulting company, and from 1979 to 1985 as an industrial economist and research scientist at Stanford Research Institute (SRI International), a management consulting and contract research organization. He received his B.A. degree in chemistry from Williams College and his M.B.A. degree from the Yale School of Management.

    ARNOLD ORONSKY, PH.D., age 60, has served as a director of BioTransplant since May 2001. Dr. Oronsky has been affiliated with InterWest Partners since 1989, where he became a General Partner in 1995. From 1977 to 1994, he served in positions of increasing responsibility at the Lederle Laboratories division of American Cyanamid Company, a pharmaceutical company, most recently serving as Vice President of Discovery Research. Dr. Oronsky has also served as a Research Fellow and an Assistant Professor at Harvard Medical School. Dr. Oronsky currently serves as a director of Corixa Corporation, an immunotherapeutics development company. Dr. Oronsky holds a B.S. degree from New York University and a Ph.D. from Columbia University's College of Physicians and Surgeons.

    MICHAEL S. PERRY, D.V.M., PH.D., age 41, has served as a director of BioTransplant since January 1999. Since October 2000, he has served as Vice President, Global Research and Development of Baxter Healthcare Corporation, a hospital supply and medical technology company. From 1998 until September 2000, he served as President and Chief Executive Officer of Genetic Therapy, Inc., and since 1997, he has served as President and Chief Executive Officer of SyStemix, Inc. Genetic Therapy and SyStemix are biopharmaceutical corporations which are wholly-owned by Novartis. During 1997, Dr. Perry served as Vice President, Drug Regulatory Affairs, North America for Novartis. From 1995 to 1996, he served as Vice President, Drug Registration and Regulatory Affairs (North America) for Sandoz Pharmaceutical Corporation, the predecessor of Novartis. From 1994 to 1995, he served as Vice President, Drug Registration and Regulatory Affairs (USA) for Sandoz. Dr. Perry received his Ph.D. in pharmacology (cardiopulmonary) and his D.V.M. from the Ontario Veterinary College, University of Guelph (Canada).

    SUSAN M. RACHER, age 48, has served as a director of BioTransplant since May 2001. Since 1998, Ms. Racher has served as Chief Financial Officer of the Wallace H. Coulter Foundation, a charitable entity dedicated to the improvement of healthcare through medical technology and research, and as a member of its executive committee. From 1997 to 1998, Ms. Racher served as Director of the Career Office at the University of Miami Graduate School of Business. From 1978 to 1997, Ms. Racher served in positions of increasing responsibility with BankAmerica and its predecessor, Continental Bank. Most recently she served as Senior Vice President and Manager of BankAmerica's Florida Corporate

Division, where she held responsibility for all commercial banking and investment banking relationships in Florida. Ms. Racher received her B.A. degree from Smith College and an M.B.A. in Finance and Accounting from the University of Chicago Graduate School of Business.

BOARD AND COMMITTEE MEETINGS

    AUDIT COMMITTEE.  The Audit Committee consists of three directors,
Mr. Hauser, Mr. Oronsky and Ms. Racher. The Audit Committee acts under a written charter first adopted and approved by the Company in fiscal year 2000. A copy of the charter is attached to this proxy statement as Annex A. The Board of Directors has examined the composition of the Audit Committee in light of the new rules of the National Association of Securities Dealers ("NASD") governing audit committees, and has confirmed that all current members of the Audit Committee are "independent" within the meaning of the new rules, with the exception of Dr. Hauser, who, until December 1998, served as the Senior Vice President of Preclinical Development and Project Management, Operations in the United States for Novartis Pharma AG, an entity from which BioTransplant has received significant research and development payments for each of the past three years. For a discussion of the relationship between Novartis and BioTransplant see "Certain Relationships and Related Transactions." As a result of Dr. Hauser being employed by Novartis during the past three years, Dr. Hauser would be disqualified for membership on the Audit Committee pursuant to Rule 4200(a)(14) of the NASD. After discussing this issue, the Board reached the determination specified in Rule 4350(d)(2) of the NASD that, in its business judgment, based on Dr. Hauser's business experience and his financial literacy, Dr. Hauser's membership on the Audit Committee is in the best interests of the Company and its stockholders and, accordingly, re-elected Dr. Hauser to the Audit Committee. The functions and activities of the Audit Committee are described below under the heading "Report of the Audit Committee." The Audit Committee held one meeting in the last fiscal year. The members of the Audit Committee in 2000 were Dr. Hauser and Donald Conklin, who is not standing for reelection.

    COMPENSATION COMMITTEE. The Company also has a standing Compensation Committee of the Board of Directors, which makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held two meetings during 2000. The members of the Compensation Committee during 2000 were Messrs. Crouse and Foster. The current members of the Compensation Committee are Mr. Foster and Dr. Perry. See "Report of the Compensation Committee" below.

    The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

    The Board of Directors held 10 meetings during 2000. Each director, except Dr. Perry and Mr. Foster, attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

    The Company's non-employee directors who are not affiliated with Novartis each receive $1,500, plus reasonable travel and out-of-pocket expenses, for each meeting of the Board of Directors they attend.

    The Board of Directors intends to make awards of stock options to directors as compensation for service on the Board of Directors under BioTransplant's 1997 Stock Incentive Plan. Currently, the Board of Directors grants each director, upon his or her initial election to the Board of Directors, an option to purchase 15,000 shares of common stock at an exercise price equal to the then fair market value. In addition, each director is eligible to receive an option to purchase 6,000 shares of common stock, at an exercise price equal to the then fair market value, upon his or her reelection to the Board of Directors at each annual meeting of stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years for each of the Company's Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                       ANNUAL COMPENSATION       AWARDS
                                                       --------------------   ------------
                                                                               SECURITIES
                                                                               UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR     SALARY($)   BONUS($)   OPTIONS (#)    COMPENSATION
---------------------------                 --------   ---------   --------   ------------   ------------
Elliot Lebowitz, Ph.D.....................    2000     $266,000    $40,000        64,500        $2,625
  Chairman and Chief Executive Officer        1999      252,956         --        67,098            --
                                              1998      252,956         --       100,000            --

James Hope, Ph.D..........................    2000      206,000     20,000        22,000         2,625
  Senior Vice President of Development        1999      195,038      5,000        23,000            --
                                              1998      182,619     22,423        26,800            --

Julia L. Greenstein, Ph.D.(1).............    2000      227,000     33,000        24,500         2,625
  Former Senior Vice President of Research    1999      187,567         --        16,000            --
                                              1998      200,723     19,372        40,700            --

Mary White-Scharf, Ph.D...................    2000      168,000     20,000        26,000         2,625
  Vice President of Research                  1999      155,424         --        27,000            --
                                              1998      146,107     13,622        45,200            --

Howard Grossberg, M.D.(2).................    2000      221,000     50,400        10,500         2,625
  Former Vice President of Medical Affairs    1999        6,800         --        50,000            --

------------------------

(1) Dr. Greenstein has resigned as Senior Vice President of Research of BioTransplant effective January 1, 2001 to assume the position of Chief Executive Officer of Immerge BioTherapeutics

    AG and Immerge BioTherapeutics, Inc., the operating entities of BioTransplant's joint venture with Novartis. Dr. Greenstein will continue to serve as an employee of BioTransplant but will no longer have the duties or title of an officer.

(2) Dr. Grossberg resigned from the Company in February 2001.

    OPTION GRANT TABLE. The following table sets forth certain information regarding stock options granted during the year ended December 31, 2000 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------    POTENTIAL REALIZABLE
                                                      PERCENT OF                                VALUE AT ASSUMED
                                                     TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                                    NUMBER OF         GRANTED TO     EXERCISE                PRICE APPRECIATION FOR
                                    SECURITIES       EMPLOYEES IN    OR BASE                     OPTION TERM(2)
                                UNDERLYING OPTIONS    FISCAL YEAR     PRICE     EXPIRATION   -----------------------
NAME                              GRANTED (#)(1)          (%)         ($/SH)       DATE        5%($)        10%($)
----                            ------------------   -------------   --------   ----------   ----------   ----------
Elliot Lebowitz, Ph.D.........         4,500              1.4%        $6.94      12/20/10     $ 19,634     $ 49,758
                                      60,000             18.6          8.89       12/4/10      335,490      850,198

James Hope, Ph.D..............        20,000              6.2         14.25       9/11/10      179,235      454,217
                                       2,000              0.6          6.94      12/20/10        8,727       22,115

Julia L. Greenstein, Ph.D.....        21,000              6.5          7.63       1/31/10      100,702      255,198
                                       3,500              1.1          6.94      12/20/10       15,271       38,701

Mary White-Scharf, Ph.D.......        24,000              7.5         10.00       8/23/10      150,935      382,498
                                       2,000              0.6          6.94      12/20/10        8,727       22,115

Howard Grossberg, M.D.........         8,000              2.5          7.00      12/26/10       35,218       89,250
                                       2,500              0.8          6.94      12/20/10       10,908       27,643

------------------------

(1) Options granted in 2000 become exercisable in four equal annual installments, commencing twelve months after the vesting commencement date, which is typically the date of grant.

(2) These amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on future performance of the common stock on the date on which options are exercised.

    YEAR-END OPTION TABLE. The following table sets forth certain information regarding stock options held as of December 31, 2000 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                    SHARES                           YEAR-END (#)             FISCAL YEAR-END ($)(1)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                                  EXERCISE($)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                  -----------   -----------   -----------   -------------   -----------   -------------
Elliot Lebowitz, Ph.D...........         --            --       282,138        179,928      $1,130,552      $526,119
James Hope, Ph.D................    $12,000      $145,631        84,707         61,675         349,190       162,323
Julia L. Greenstein, Ph.D.......      6,000        96,354        96,832         64,298         356,685       223,817
Mary White-Scharf, Ph.D.........     11,151       147,329        97,234         79,398         342,014       228,139
Howard Grossberg, M.D...........         --            --        12,500         48,000          35,938       125,692

------------------------

(1) The value of the unexercised in-the-money options at year end has been calculated based on $8.69, which was the closing sales price of the BioTransplant common stock on the Nasdaq National Market on December 29, 2000, the last trading day of BioTransplant's 2000 fiscal year, less the applicable option exercise price.

AGREEMENTS WITH EXECUTIVE OFFICERS

    Under the terms of an arrangement with Dr. Lebowitz, the Company's Chief Executive Officer, in the event of involuntary termination of Dr. Lebowitz' employment, he is eligible to receive a severance payment in an amount equal to base salary from the Company until the earlier of six months after termination or the date on which he receives other employment.

    Under the terms of an agreement with Mr. Ogier, the Company's President and Chief Operating Officer, in the event of involuntary termination of Mr. Ogier's employment, he is eligible to receive a severance payment in an amount equal to two times base salary from the Company until the earlier of one year after termination or the date on which he receives other employment. The Company has also agreed to provide Mr. Ogier with monthly mortgage assistance payments of $584.00 until March 31, 2002.

    Under the terms of an agreement with Dr. Hope, Senior Vice President of Development, in the event of involuntary termination of employment, he is eligible to receive a severance payment in an amount equal to six months base salary from the Company until the earlier of six months after termination or the date on which he receives other employment. Furthermore, if at the end of such six month period Dr. Hope is unable to secure other employment, then Dr. Hope and the Company have agreed to negotiate an additional severance payment of up to six months.

    Under the terms of an agreement with Dr. White-Scharf, Vice President of Research, in the event of involuntary termination of Dr. White-Scharf's employment, she is eligible to receive a severance payment in an amount equal to six months base salary from the Company until the earlier of six months after termination or the date on which she receives other employment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed and representations made to the Company by all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that during fiscal 2000 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act except for the following: Dr. Hauser received 3,000 shares of common stock on February 22, 2000 upon the exercise of stock options and sold 3,000 shares of common stock on March 3, 2000, and the Form 5 reporting these transactions was not filed until February 14, 2001; Dr. Hope received 6,000 shares of common stock on March 2, 2000 upon the exercise of stock options and sold 6,000 shares of common stock on March 2, 2000, and the Form 5 reporting these transactions was not filed until February 14, 2001; and Mr. Capasso received 5,000 shares of common stock on March 2, 2000 upon the exercise of stock options and sold 5,000 shares of common stock on March 2, 2000, and the Form 5 reporting these transactions was not filed until February 14, 2001.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Company makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock option plans.

    The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns.

    Executive compensation consists of a combination of base salary and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

    The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Compensation Committee's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

    - Competitive and Fair Compensation

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Compensation Committee compares the Company's compensation practices with those of other companies in the industry and sets the Company's compensation guidelines based on this review. The Compensation Committee believes compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

    - Sustained Performance

    Executive officers are rewarded based upon a subjective assessment of corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

    In evaluating each executive officer's performance, the Compensation Committee generally conforms to the following process:

       - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

       - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his or her contributions to the Company are evaluated and the results are communicated to the executive.

       - The executive's performance is then compared with peers within the Company and the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

    Annual compensation for the Company's executives generally consists of two elements--salary and stock options.

    The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his or her area of responsibility, and may include continued innovation in development of the Company's technology, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

    Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his or her contributions to the Company, including his or her success in achieving the individual performance criteria described above. The option program generally uses a four-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 2000 were granted at fair market value on the date of grant. During 2000, all current executive officers received options to purchase an aggregate of 177,500 shares of common stock, at a weighted average exercise price of $8.91 per share.

    INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualifying performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to
Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

    DR. LEBOWITZ' 2000 COMPENSATION. Dr. Lebowitz is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Dr. Lebowitz' annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

    Dr. Lebowitz' salary for 2000 increased to $266,000 from $252,956 in 1999. Dr. Lebowitz was granted stock options to purchase an aggregate of 64,500 shares of the Company's common stock at a weighted average exercise price of $8.75 per share. All such options were granted to Dr. Lebowitz at an exercise price equal to the fair market value of the Company's common stock on the date of grant. In determining Dr. Lebowitz' 2000 compensation, the Compensation Committee considered, among other things, the financial performance of the Company, the Company's achievement of targeted goals for the development of the Company's products under development, an assessment of continuing progress of the Company's business plan, Dr. Lebowitz' overall compensation package relative to that of other chief executives in the Company's industry and past option grants.

                                          Compensation Committee

                                          James C. Foster, J.D.
                                          Michael S. Perry, D.V.M., Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during 2000 were Messrs. Crouse and Foster. No member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company.

    For a discussion of an arrangement between the Company and Charles River Laboratories, an entity of which Mr. Foster is President and Chief Executive Officer, see "Certain Relationships and Related Transactions."

    No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

    Prior to May 15, 2001, the Audit Committee was comprised of Dr. Hauser and Mr. Conklin, who is not standing for re-election. On May 24, 2001, the Board designated Dr. Hauser, Dr. Oronsky, and Ms. Racher to serve as the members of the Audit Committee. See "Board and Committee Meetings--Audit Committee."

    At a meeting held on March 9, 2001 (the "March 2001 Audit Committee Meeting"), the Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

    - changes in the Company's accounting practices, principles, controls or methodologies;

    - significant developments or changes in accounting rules applicable to the Company; and

    - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

    Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

    At the March 2001 Audit Committee Meeting, the Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - methods to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors at the March 2001 Audit Committee Meeting, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                    Audit Committee

                                    Daniel O. Hauser, Ph.D., elected on
                                    February 15, 2000
                                    Arnold L. Oronsky, Ph.D., elected on
                                    May 24, 2001
                                    Susan M. Racher, elected on May 24, 2001

INDEPENDENT AUDITOR FEES

    AUDIT FEES. Arthur Andersen LLP billed the Company an aggregate of $51,500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

    ALL OTHER FEES. Arthur Anderson LLP billed the Company an aggregate of $83,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000.

COMPARATIVE STOCK PERFORMANCE

    The Company's common stock has been listed on the Nasdaq National Market under the symbol "BTRN" since May 8, 1996.

    The following graph compares the cumulative stockholder return on the common stock of the Company for the period from May 8, 1996, the date of the Company's initial public offering, through December 31, 2000 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Nasdaq Pharmaceutical Index.

    This graph assumes the investment of $100 on May 8, 1996 in the Company's common stock (at the initial public offering price), in the Nasdaq Composite Index and in the Nasdaq Pharmaceutical Index, and assumes the reinvestment of all dividends. Measurement points are on May 8, 1996, and the last trading day of the years ended December 31, 1996, 1997, 1998, 1999 and 2000.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             5/8/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
BioTransplant Incorporated      100        68        61        26     86.16     91.45
Nasdaq Composite Index          100       109       134       188    340.26    206.61
Nasdaq Pharmaceutical Index     100        91        97       125    231.99    290.76

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Dr. Perry, a director of BioTransplant, was, until October 2000, President and Chief Executive Officer of Genetic Therapy and SyStemix, affiliates of Novartis. From 1993 through October 2000, BioTransplant was party to two collaboration agreements with Novartis to research, develop and commercialize xenotransplantation products. During the collaboration, BioTransplant received an aggregate of $33.5 million in research funding and $16.5 million in license fees and milestone payments from Novartis. During 2000 BioTransplant received $0 from Novartis. In September 2000, the Company entered into an agreement with Novartis to combine their respective expertise in the filed of xenotransplantation into a newly-formed, independently-run company named Immerge BioTherapeutics AG ("Immerge"), and the Company terminated its prior collaborations in xenotransplantation.

    Novartis has committed to provide an aggregate of $30.0 million in research funding over three years to the joint venture. Both the Company and Novartis have exclusively licensed to the joint venture patent rights and technology in the field of xenotransplantation. The joint venture has granted to Novartis an exclusive, worldwide, royalty-bearing license to develop and commercialize any xenotransplantation products resulting from its research. The Company will receive royalties from the sale of xenotransplantation products by Novartis, if any.

    In December 2000, Immerge formed a wholly-owned Delaware operating subsidiary, Immerge BioTherapeutics, Inc. Effective January 1, 2001, BioTransplant entered into a contract research agreement with the Delaware subsidiary, under which BioTransplant has committed approximately 20 full-time employees to perform specified research activities exclusively for Immerge and has agreed to provide administrative services and support at agreed upon rates. Amounts due BioTransplant under this agreement are being recorded as offsets to the relevant BioTransplant expenses incurred.

    Novartis holds 67% of the shares of the joint venture and the Company holds the remaining 33%. All income, gain, profit or loss of the joint venture will be allocated to the Company and Novartis pro rata based on their respective equity ownership of the joint venture in effect in the period in which these items accrue. Initially, the board of directors of Immerge will consist of four directors: one selected by the Company, one selected by Novartis and two additional directors, one each designated by the Company and Novartis, who are experts in the field of xenotransplantation. Immerge has agreed not to undertake, or permit its subsidiaries to undertake, specified fundamental corporate actions without the consent of both shareholders. The joint venture began operations in January 2001.

    Mr. Foster, a director of BioTransplant, is President and Chief Executive Officer of Charles River Laboratories. In March 1991, BioTransplant entered into a supply agreement with Charles River Laboratories. BioTransplant amended the agreement in 1998. Under the terms of the agreement, as amended, Charles River Laboratories provides BioTransplant with miniature swine and miniature swine organs for research and development purposes in exchange for payments under a research and supply agreement. BioTransplant paid Charles River Laboratories $988,000 under this agreement in 2000. In October 2001, BioTransplant assigned its rights in the field of xenotransplantation under this agreement to its joint venture with Novartis.

               APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

    The Board of Directors believes that the continued growth and potential future profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining qualified personnel. Currently, 239,198 shares remain available for future awards under the 1997 Stock Incentive Plan (the "1997 Plan"). Accordingly, on April 24, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Plan that increased from 1,500,000 to 3,500,000 the number of shares of common stock available for issuance under the 1997 Plan (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

DESCRIPTION OF THE 1997 PLAN

    The following is a brief summary of the 1997 Plan. The following summary is qualified in its entirety by reference to the 1997 Plan.

    DESCRIPTION OF AWARDS

    The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively, "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of common stock at some time in the future at a specified option price and subject to such terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or, in the case of incentive stock options, less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company, its parent or subsidiary). Options may not be granted for a term in excess of ten years. The 1997 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of common stock, by delivery to the Company of a promissory note, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    OTHER STOCK-BASED AWARDS. Under the 1997 Plan, the Board of Directors has the right to grant other Awards having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

    ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum aggregate number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 100,000 shares during any calendar year.

    As of April 30, 2001, approximately 90 persons were eligible to receive Awards under the 1997 Plan, including the Company's executive officers and nonemployee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    On April 30, 2001, the last reported sale price of the Company's common stock on the Nasdaq National market was $6.05.

    ADMINISTRATION

    The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Plan, including the granting of options to executive officers and employees of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

    The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of an Acquisition Event (as defined in the 1997 Plan) any outstanding Awards shall become immediately fully exerciseable. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 1997 Plan.

    AMENDMENT OR TERMINATION

    No Award may be made under the 1997 Plan after April 9, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no outstanding Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

    FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of common stock acquired under the 1997 Plan. This summary is based on the federal tax laws in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

    INCENTIVE STOCK OPTIONS. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes a valid election under Section 83(b) of the Code

(a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the Award is granted and the purchase price paid for the common stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the common stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

    OTHER STOCK-BASED AWARDS. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award. Among the relevant factors are, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying common stock.

    TAX CONSEQUENCES TO THE COMPANY. The grant of an Award under the 1997 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT TO THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants since inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile and personal interviews. In addition, the Company has retained Innisfree M&A Incorporated to solicit proxies by mail, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. For these services the Company will pay a fee of approximately $10,000. The Company will reimburse brokers, custodians and fiduciaries for their reasonable out of pocket expenses incurred in connection with the distribution of proxy materials.

    Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number and number of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    In order to be included on the proxy card and included in the proxy statement for the 2002 Annual Meeting of Stockholders, pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Company at its offices, Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, Massachusetts 02129 on or before February 5, 2002. The Company suggests that any stockholders wishing to include a proposal in such materials submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

    If a stockholder of the Company wishes to present a proposal before the 2002 annual meeting of stockholders, pursuant to Rule 14a-4 under the Exchange Act, such stockholder must give written notice to the Secretary of the Company at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting. To be timely, generally a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the 2002 annual meeting. However, if the Company gives notice of the annual meeting, or prior public disclosure of the annual meeting is made, less than 70 days' from the date of the annual meeting, to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the date that notice of the meeting was mailed or public disclosure of the meeting was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          STEVEN D. SINGER
                                          SECRETARY

    June 5, 2001

    THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                           BIOTRANSPLANT INCORPORATED
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of BioTransplant Incorporated ("BioTransplant" or "the Company") and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

    - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review company policy statements to determine their adherence to the Code of Conduct.

    - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    - Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

    - Review accounting and financial human resources and succession planning within the Company.

    - Submit all minutes of meetings of the Audit Committee to, or discuss the matters discussed at each meeting with, the Board of Directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                    Appendix B

                               AMENDMENT NO. 2 TO
                           1997 STOCK INCENTIVE PLAN
                                       OF
                           BIOTRANSPLANT INCORPORATED

    The 1997 Stock Incentive Plan, as amended (the "Plan") of BioTransplant Incorporated be, and hereby by is, amended as follows:

    1. Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

    "(a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 3,500,000 shares of common stock. If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, the unused common stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

              Adopted by the Board of Directors on April 24, 2001

                           BIOTRANSPLANT INCORPORATED
                           1997 STOCK INCENTIVE PLAN

1.  PURPOSE

    The purpose of this 1997 Stock Incentive Plan (the "Plan") of BioTransplant Incorporated, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of BioTransplant Incorporated as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

    (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $0.01 par value per share, of the Company (the "common stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS

    (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 750,000 shares of common stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, the unused common stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the common stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 100,000 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

    (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.  STOCK OPTIONS

    (a) GENERAL. The Board may grant options to purchase common stock (each, an "Option") and determine the number of shares of common stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

    (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

    (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

    (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) PAYMENT UPON EXERCISE. common stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

        (1) in cash or by check, payable to the order of the Company;

        (2) except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

        (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of common stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which common stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

        (4) any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK

    (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

    (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

    The Board shall have the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

8.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

    (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e)  ACQUISITION EVENTS

        (1) CONSEQUENCES OF ACQUISITION EVENTS. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with respect to Options or any other similar Awards only, upon the execution by the Company of any agreement with respect to an Acquisition Event, (i) the Board shall provide written notice to the Participants that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock then outstanding shall become immediately free of all restrictions; (iii) all other stock-based Awards all become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

        (2) An "Acquisition Event" shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13-d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the stock of the Company.

        (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

    (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of common stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of common stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.  MISCELLANEOUS

    (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an Award until becoming the record holder of such shares.

    (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of
(i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

    (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

    (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                               AMENDMENT NO. 1 TO
                           1997 STOCK INCENTIVE PLAN
                                       OF
                           BIOTRANSPLANT INCORPORATED

    The 1997 Stock Incentive Plan, as amended (the "Plan") of BioTransplant Incorporated be, and hereby by is, amended as follows:

    1. Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

    "(a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,500,000 shares of common stock. If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, the unused common stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

             Adopted by the Board of Directors on February 11, 1999

                  Adopted by the Stockholders on May 24, 1999

                                                                     APPENDIX C

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!
                         ANNUAL MEETING OF STOCKHOLDERS
                           BIOTRANSPLANT INCORPORATED
                                 JULY 9, 2001

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Election Of Directors

/ / For all nominees listed at       / / WITHOLD AUTHORITY for all           NOMINEES: Elliot Lebowitz, Ph.D.
    right (except as marked to the     nominees listed at right                        James C. Foster, J.D.
    contrary)                                                                          Daniel O. Hauser, Ph.D.
                                                                                       Walter C. Ogier
                                                                                       Arnold Oronsky, Ph.D.
                                                                                       Michael S. Perry, D.V.M., Ph.D.
                                                                                       Susan M. Racher

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL
     NOMINEE(S), MARK THE BOX LABELED "FOR" AND STRIKE A LINE
     THROUGH SUCH NOMINEE(S) NAME IN THE LIST AT RIGHT. YOUR
     SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2.   To approve an amendment to the Company's 1997 Stock             FOR    AGAINST  ABSTAIN
     Incentive Plan increasing from 1,500,000 to 3,500,000 the
     number of shares of common stock reserved for issuance under the plan.
                                                                     / /      / /      / /

3.   To ratify the selection of Arthur Anderson LLP as the
     Company's independent accountants for 2001.
                                                                     / /      / /      / /

4.   To transact such other business as may properly come before the meeting or any adjournment thereof.
                                                                     / /      / /      / /

PLEASE READ THE REVERSE SIDE OF THIS CARD

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                           DO YOU HAVE ANY COMMENTS?
-------------------------------------------------   -------------------------------------------------
-------------------------------------------------   -------------------------------------------------
-------------------------------------------------   -------------------------------------------------
Signature:                                          Signature:
Date:                                               Date:

NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.